                                                                     Exhibit 6.2

                              THE MEADOWS RESORT

                  TITLE HOLDING, NOMINEE AND AGENCY AGREEMENT
                  --------------------------------------------

     THIS TITLE HOLDING, NOMINEE AND AGENCY AGREEMENT (this "Agreement") is made
                                                             ---------
this __ day of ____________, 1998, by and between THE MEADOWS RESORT PARTNERSHIP, a Florida general partnership ("Owner"), and MEADOWS PRESERVATION,
                                             -----
INC., a Florida corporation ("Nominee").
                              -------

                                   RECITALS
                                   --------

     A. Nominee is a partner in Owner and has contributed to Owner all of Nominee's beneficial interest in the property described on Exhibit A attached hereto and made a part hereof (the "Property") pursuant to the Contribution
                                    --------
Agreement of even date herewith among Owner, Nominee and
Blue Ribbon Communities Limited Partnership (the "Contribution Agreement").
                                                  ----------------------
Accordingly, Owner is the beneficial owner, and the owner for Federal income tax purposes, of the Property.

     B. Owner and Nominee have agreed that, pursuant to Section 723.077, Florida Statutes, Nominee shall hold the record interest in the Property, on and subject to the terms of this Agreement.

     C. The parties desire to enter into this Agreement in order to set forth Nominee's agreement to hold the record interest in the Property as nominee and agent of Owner, and to set forth the parties' respective rights, obligations and understandings with respect to the Property and the beneficial and record interests therein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree that:

     1.  Record Interest Held as Nominee. Effective as of the date hereof,
         -------------------------------
Nominee shall hold the record interest in the Property in its own name solely for the benefit of Owner, as holder of the beneficial interest in the Property, on and subject to the terms of this Agreement.

     2.  Agency Status of Nominee.     Nominee shall have the power and
         ------------------------
authority to, and shall, whenever and as directed in writing by Owner, lease, sell, convey, mortgage, encumber, refinance, exchange, dedicate or otherwise deal with the Property or any part thereof, all at the cost of Owner. Nominee shall not have the power or authority to, and shall not, lease, sell, convey, mortgage, encumber, refinance, exchange, dedicate or otherwise deal with the Property or any part thereof except when and as directed in writing by Owner.
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     3.   Business Relationship.
          ---------------------

          3.1  Business of Nominee.  The business of Nominee, as it relates to
               -------------------
its ownership of title to the Property, shall be and hereby is limited to the holding in Nominee's name of the record interest in the Property.

          3.2  Nominee's Business Conducted as Agent.   Nominee's business
               -------------------------------------
described in Section 3.1 hereof shall be carried on solely as nominee and agent
             -----------
for the benefit of Owner. Nominee shall identify itself as nominee of Owner in all dealings with third parties relating to the Property.

          3.3  Restrictions on Dealings with Property.  Neither Nominee nor any
               --------------------------------------
officer, director or shareholder thereof shall buy, sell, own, hold, borrow, mortgage, encumber, pledge or otherwise in any manner deal with all or any part of the Property for the individual account of Nominee or any such officer, director or shareholder or for the account of anyone other than Owner.

     4.   Dealings with Property.
          ----------------------

          4.1  Powers of Owner. Owner shall have the sole and exclusive
               ---------------
authority to direct Nominee to lease, sell, convey, mortgage, encumber, refinance, exchange, dedicate or otherwise deal with the Property or any part thereof, and Owner shall have sole and exclusive authority to negotiate and agree upon the terms and conditions of any such lease, sale, conveyance, mortgage, encumbrance, refinancing, exchange, dedication or other transaction.

          4.2  Distribution of Proceeds. Upon a sale, mortgage or refinancing
               ------------------------
of, or any other transaction relating to, all or a portion of the Property, the proceeds of such sale, mortgage, refinancing or other transaction shall be distributed within the sole and absolute discretion of Owner.

     5.   Liquidation, Etc. of Nominee.  In the event of the liquidation,
          ----------------------------
dissolution, bankruptcy or resignation of Nominee, a successor or successors to Nominee may be appointed by Owner. Subject to Section 723.077, Florida Statutes, Owner shall have the right to substitute a nominee or nominees at any time and from time to time at will or to direct Nominee to convey legal title to all or any portion of the Property to Owner. Owner shall pay any documentary stamp or other transfer taxes due as a result of any such transfer.

     6.   No Beneficial Interest in Nominee.  From and after the date hereof,
          ---------------------------------
neither Nominee nor any officer, director or shareholder thereof shall have or claim any beneficial interest whatever (by reason of Nominee's existence) in all or any portion of the Property. Any and all right, title, equity, interest, lien, claim and/or demand of any nature whatever in and to all or any portion of the Property at any time registered or recorded in the name of Nominee or held or received or receivable by Nominee shall belong to Owner and is hereby irrevocably waived and disclaimed by Nominee.

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

     7.   Indemnification.  In undertaking and exercising its duties herein,
          ---------------
Nominee shall be free and wholly exonerated from any and all liability of any kind whatsoever except in the willful default of said duties and Owner shall indemnify Nominee against any liability, cost and expense to which the Nominee may be subjected by reason of title to the Property being in its name, except to the extent that such liability, cost or expense is incurred because of the act or omission of Nominee in its capacity as a general partner of Owner.

     8.   Insurance.  Owner shall maintain liability and casualty insurance on
          ---------
the Property with Owner being the named insured and Nominee being an additional named insured.

     9.   Taxes.  Owner expressly assumes liability for payment of any and all
          -----
federal, state and local real property and transfer taxes imposed upon Nominee as holder of legal title to the Property. Owner shall indemnify Nominee against all such taxes paid by Nominee as a result of Nominee holding the record interest in the Property.

     10.  Compensation.  Nominee shall be entitled to no compensation or other
          ------------
payments for its services.

     11.  Authority of Nominee.  Nominee represents and warrants to Owner
          --------------------
that:

          (a) Existence and Power. Nominee has all requisite power and authority
              -------------------
to execute, deliver and perform its obligations under this Agreement.

          (b) Due Authorization, Etc. This Agreement has been duly authorized,
              ----------------------
executed and delivered on behalf of Nominee and will constitute, when executed and delivered by the other party hereto, the legal, valid and binding obligation of Nominee, enforceable against Nominee in accordance with its terms. The person who executes this Agreement on behalf of Nominee has been duly authorized so to act.

          (c) Consents.  No authorization, consent, approval, license or formal
              --------
exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (Federal, state or local), is required in connection with the making and performance by Nominee of this Agreement.

     12.  Memorandum.  Each of the parties shall execute a memorandum of this
          ----------
Agreement to be recorded among the land records of Palm Beach County, Florida.

     13.  Amendments.  The terms of this Agreement may be modified solely by
          ----------
instrument executed and acknowledged by Owner and Nominee. Subject to Section 723.077, Florida Statutes, Owner shall have the power to revoke this Agreement at any time and forthwith upon any such revocation, Nominee shall convey the record interest in the Property to Owner or Owner's designee, at Owner's expense.

     14.  Construction.  Every covenant, term and provision of this Agreement
          ------------
shall be construed simply according to its fair meaning and not strictly for or against either party.

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

     15.  Severability.  Every provision of this Agreement is intended to be
          ------------
severable. If any term or provision hereof is unenforceable, illegal or invalid for any reason whatsoever, such unenforceability, illegality or invalidity shall not affect the enforceability, validity or legality of the remainder of this Agreement.

     16.  Counterpart Execution.  This Agreement may be executed in any
          ---------------------
number of counterparts with the same effect as if each of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     17.  Further Action.  Nominee and Owner agree to perform any further
          --------------
acts and to execute and deliver any documents which may be reasonably necessary to effect the provisions of this Agreement.

     18.  Headings.  Section and other headings contained in this Agreement
          --------
are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     19.  Notices.  Except as otherwise specifically provided herein, any
          -------
notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally, or sent by nationally recognized overnight courier or registered or certified mail, to the following addresses:

          If to Owner:      Blue Ribbon Communities Limited Partnership
                            c/o Manufactured Home Communities, Inc.
                            Two North Riverside Plaza, Suite 800
                            Chicago, Illinois 60606
                            Attention: President

          and:              Meadows Preservation, Inc.
                            2555 PGA Boulevard
                            Palm Beach Gardens, Florida 33410
                            Attention: President

          With a copy to:   Manufactured Home Communities, Inc.
                            Two North Riverside Plaza, Suite 800
                            Chicago, Illinois 60606
                            Attention: General Counsel

          If to Nominee:    Meadows Preservation, Inc.
                            2555 PGA Boulevard
                            Palm Beach Gardens, Florida 33410
                            Attention: President


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Any such notice shall be deemed to be delivered, given and received for all purposes as of the date so delivered, if delivered personally or by nationally recognized overnight courier, or as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, if sent by registered or certified mail, postage and charges prepaid. Any party hereto may from time to time specify a different address by notice to the other party hereto.

     20.  Applicable Law.  This agreement shall be governed, construed and
          --------------
interpreted by the laws of the State of Florida.

     21.  Successors.  This Agreement may not be assigned by Nominee.  Owner may
          ----------
assign this Agreement to any third party. Subject to the foregoing restriction on assignment, this Agreement shall inure to the benefit of and bind all parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, Owner and Nominee have executed this Agreement under seal as of the date first above written.

                                  OWNER:

                                  THE MEADOWS RESORT PARTNERSHIP

                                  BLUE RIBBON COMMUNITIES LIMITED
                                  PARTNERSHIP, a Delaware limited partnership

Witness:                           By: MHC-QRS Blue Ribbon Communities, Inc.,
                                       a Delaware corporation, General Partner


______________________________         By:__________________________(SEAL)
                                       Name:________________________
______________________________         Title:_______________________


                                   MEADOWS PRESERVATION, INC.,
                                   a Florida corporation


______________________________     By:________________________________(SEAL)
                                   Name_______________________________
______________________________     Title: _____________________________

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

                                   NOMINEE:

                                   MEADOWS PRESERVATION, INC.,
                                   a Florida corporation


______________________________     By:________________________________(SEAL)
                                   Name:______________________________
 ______________________________    Title:_____________________________

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